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                                                                    EXHIBIT 23.4



                         International Data Corporation
                               Asia/Pacific Ltd.
                            12/F ST John's Building
                       33 Garden Road, Central, Hong Kong
                   Tel. (852) 29054226   Fax. (852) 25377347


                                                                  May 17th, 2000

Rediff.com India Ltd.
Mahalaxmi Engineering Estate
1st Floor, L.J. Road
Mahim (West), Mumbai 400016
India

                     Re: Registration Statement on Form F-1



Ladies and Gentlemen:

We refer to the Registration Statement on Form F-1 (the "Registration Statement") filed by Rediff.com India Limited (the "Company") with the Securities and Exchange Commission for registration under the Securities Act of 1933, as amended, of American Depository Shares of the Company.

We hereby consent to the filing of this letter as an exhibition to the Registration Statement, and to use therein of our name and the data provided by our company from review of the Registration Statement and via direct communication.

Should you have any questions, feel free to contact me.

Warm regards,

/s/ Nathan Hill

Nathan Hill
Vice President, Sales
International Data Corporation (IDC)
Asia Pacific